Exhibit 1.1
Execution Version
REGENCY ENERGY PARTNERS LP
REGENCY ENERGY FINANCE CORP.
6 1/2% SENIOR NOTES DUE 2021
UNDERWRITING AGREEMENT
May 23, 2011

May 23, 2011
To the Manager named in Schedule I hereto
for the Underwriters named in Schedule III hereto
Ladies and Gentlemen:
     Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), and Regency Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), propose to issue and sell to the several underwriters named in Schedule III hereto (the “Underwriters”), for whom you are acting as manager (the “Manager”), the principal amount of their debt securities identified in Schedule I hereto (the “Notes”), to be issued under the indenture specified in Schedule I hereto (the “Base Indenture”) among the Issuers, the guarantors party thereto and the Trustee identified in such Schedule (the “Trustee”). The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule II hereto (the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” Certain terms of the Securities will be established pursuant to a supplemental indenture to be dated as of the Closing Date (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”). If the firm or firms listed in Schedule III hereto include only the Manager listed in Schedule I hereto, then the terms “Underwriters” and “Manager” as used herein shall each be deemed to refer to such firm or firms.
     Regency GP LP, a Delaware limited partnership (the “General Partner”), serves as the general partner of the Partnership and Regency GP LLC, a Delaware limited liability company (“GP LLC”), serves as the general partner of the General Partner. The Partnership is the sole limited partner of Regency Gas Services LP, a Delaware limited partnership (the “Operating Partnership”), and the sole member of Regency OLP GP LLC, a Delaware limited liability company (the “Operating Partnership GP”), which serves as the general partner of the Operating Partnership. ETE GP Acquirer LLC (“ETE Acquirer”), a Delaware limited liability company and a wholly owned subsidiary of Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), is the sole owner of all of the membership interests in GP LLC and is the sole limited partner of the General Partner.
     Each of Finance Corp., Regency Liquids Pipeline LLC, a Delaware limited liability company, Regency Field Services LLC, a Delaware limited liability company, Gulf States Transmission LLC, a Louisiana limited liability company, Regency Gas Marketing LLC, a Delaware limited liability company, Regency Gas Utility LLC, a Delaware limited liability company, Pueblo Holdings Inc., a Delaware corporation, FrontStreet Hugoton, LLC, a Delaware limited liability company, CDM Resource Management LLC, a Delaware limited liability company, Palafox Joint Venture, a Texas general partnership, Pueblo Midstream Gas Corporation, a Texas corporation, WGP-KHC, LLC, a Delaware limited liability company, Edwards Lime Gathering, LLC, a Texas limited liability company (“Edwards Lime Gathering”), Regency Haynesville Intrastate Gas LLC, a Delaware limited liability company, Regency Midcontinent Express LLC, a Delaware limited liability company, Regency Midcontinent Express Pipeline I LLC, a Delaware limited liability company, Zephyr Gas Services LLC, a Delaware limited liability company, Regency Midstream LLC, a Delaware limited liability company, and Regency Texas Pipeline LLC, a Delaware limited liability company is sometimes referred to herein individually as a “Subsidiary” and collectively as the “Subsidiaries.”
     The Partnership, the General Partner, GP LLC, the Operating Partnership and the Operating Partnership GP are sometimes referred to herein collectively as the “Regency Parties.” The Partnership, the General Partner, GP LLC, the Operating Partnership, the Operating Partnership GP and the Subsidiaries are sometimes referred to herein collectively as the “Partnership Entities.” The Operating Partnership, the Operating Partnership GP and each of the Subsidiaries are sometimes referred to herein collectively as the “Operating Subsidiaries.”
     The Issuers have filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Issuers. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated October 13, 2010 in the form first used to confirm sales of the Notes (or in the form first made available to the Underwriters by the Issuers to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Notes (or in the form first made available to the Underwriters by the Issuers to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Issuers with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     1. Representations and Warranties. The Issuers and each Guarantor, jointly and severally, represent and warrant to, and agree with, each of the Underwriters as of the date hereof that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Partnership is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Partnership has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v)the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Issuers, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show and any free writing prospectus, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through the Manager expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.
     (c) Neither of the Issuers is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Issuers are required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Issuers have filed, or are required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Issuers complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for any free writing prospectus identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Issuers have not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (d) Each of the Regency Parties and Regency Finance has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, is in good standing under the laws of its jurisdiction of formation or incorporation, with full limited partnership, limited liability company or corporate power and authority, as applicable, to own, lease and operate its properties and conduct its business as described in the Time of Sale Prospectus.
     (e) Each of the Regency Parties and Regency Finance is duly registered or qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (f) This Agreement has been duly authorized, executed and delivered by the Issuers and each Guarantor.
     (g) The authorized, issued and outstanding capitalization of the Partnership is as set forth in the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or the Time of Sale Prospectus upon exercise of outstanding options or warrants described in the Prospectus or the Time of Sale Prospectus, as the case may be).
     (h) The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued in accordance with the limited partnership agreement of the Partnership (as the same may be amended at or prior to the Closing Date, if applicable, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except for restrictions on transferability contained in Section 4.8 of the Partnership Agreement and as otherwise described in the Registration Statement, preliminary prospectus and the Prospectus), security interests, equities, charges or claims.
     (i) The limited partners of the Partnership own 145,832,212 common units of the Partnership, representing an approximate 98% limited partner interest in the Partnership (the “Common Units”), and 4,371,586 Series A Cumulative Convertible Preferred Units (“Series A Units”), which Series A Units are convertible into Common Units at an initial conversion price of $18.30 per unit, subject to adjustment.
     (j) At the Closing Date, other than Edwards Lime Gathering, of which the Partnership owns 60% of the outstanding limited liability company interests, the Partnership owns 100% of the outstanding partnership interests, limited liability company interests or capital stock, as the case may be, in each Operating Subsidiary free and clear of all liens, encumbrances, security interests, equities, charges and claims, except for liens created pursuant to the Fifth Amended and Restated Credit Agreement, effective as of March 4, 2010 (as amended as of the date hereof), by and among the Operating Partnership, as Borrower, the Partnership and the other guarantors named therein and the lenders party thereto (the “Credit Agreement”). At the Closing Date, such ownership interests will be duly authorized and validly issued in accordance with the organizational documents of the respective Operating Subsidiaries, and will be fully paid (to the extent required under their respective organizational documents) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, in the case of a Delaware limited partnership, or Section 12:1328 of the Louisiana Business Corporation Law, in the case of a Louisiana limited liability company). At the Closing Date, in the case of an Operating Subsidiary that is a limited partnership, the general partner interests therein will be duly authorized and validly issued in accordance with the limited partnership agreements of the respective Operating Subsidiaries.
     (k) At the Closing Date, GP LLC will own .001% of the outstanding general partner interests in the General Partner and ETE Acquirer will own 99.999% of the outstanding limited partner interests in the General Partner; at the Closing Date, all of such interests in the General Partner will be duly authorized and validly issued in accordance with the partnership agreement of the General Partner (as the same may be amended at or prior to the Closing Date, the “General Partner LP Agreement”) and will be fully paid (to the extent required under the General Partner LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303,17-607 and 17-804 of the Delaware LP Act); and at the Closing Date, GP LLC and ETE Acquirer will own such partnership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for liens created pursuant to the Credit Agreement dated as of September 20, 2010 among ETE, Credit Suisse AG, as the administrative agent, and the lenders party thereto (the “ETE Credit Agreement”).
     (l) At the Closing Date, ETE Acquirer will own 100% of the outstanding limited liability company interests in GP LLC; at the Closing Date, all of such interests will be duly authorized and validly issued in accordance with the limited liability company agreement of GP LLC (as the same may be amended at or prior to the Closing Date, the “GP LLC Agreement”) and will be fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act); and at the Closing Date, ETE Acquirer will own such limited liability company interests free and clear of all liens, encumbrances, security interests, equities, charges or claims except for liens created pursuant to the ETE Credit Agreement.
     (m) The Partnership does not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than (i) its direct or indirect ownership interests in the Operating Subsidiaries; (ii) its 49.99% partnership interest in RIGS Haynesville

Partnership Co., a Delaware general partnership (“RIGS HPC”), which directly or indirectly owns 100% of the membership interest in RIGS GP LLC, a Delaware limited liability company, and 100% of the partnership interest in Regency Intrastate Gas LP, a Delaware limited partnership; (iii) its 49.9% membership interest in Midcontinent Express Pipeline LLC, a Delaware limited liability company (“MEP”); and (iv) its 30% membership interest in Lone Star NGL LLC, a Delaware limited liability company.
     (n) The Indenture has been duly qualified under the Trust Indenture Act. The Base Indenture has been duly authorized by the Issuers and the Guarantors, and at the Closing Date, the Supplemental Indenture will have been duly authorized by the Issuers and the Guarantors. At the Closing Date, the Indenture will have been duly executed and delivered by the Issuers and the Guarantors and will constitute a valid and binding agreement of the Issuers and the Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally and equitable principles of general applicability.
     (o) No Partnership Entity is (i) in violation of its formation, governing or other organizational documents, or (ii) in breach or in violation of or in default under (nor has any event occurred which with notice, lapse of time or both, would result in any breach or violation of, constitute a default under) or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except as disclosed in the Registration Statement, the preliminary prospectus and the Prospectus and, in the case of clause (ii) above, for any such breach, violation, default or acceleration that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Issuers and the Guarantors and the consummation of the transactions contemplated hereby will not (A) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both, would result in any breach or violation of or constitute a default under) (x) the formation, governing or other organizational documents of any of the Partnership Entities, or (y) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the any of the Partnership Entities, except as disclosed in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus or (B) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Partnership Entity is a party or by which any of them or any of their respective properties may be bound or affected, except, in the case of clause (A)(y) and clause (B) above, as disclosed in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus and, in the case of clause (A)(y) and clause (B) above, for any such breach, violation or default that would not have a Material Adverse Effect.
     (p) The Securities have been duly authorized and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Issuers and the Guarantors, as applicable, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.
     (q) Except for any approvals, authorizations, consents, orders or filings that, if not obtained or made, would not have a Material Adverse Effect, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Issuers’ or any Guarantor’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, other than registration of the offer and sale of the Securities under the Securities Act, which has been or will be effected, and any necessary qualification under applicable securities or blue sky laws or under the rules and regulations of the Financial Industry Regulatory Authority, formerly known as the National Association of Securities Dealers, Inc.
     (r) There has not occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendment or supplement thereto).
     (s) Except as described in the Registration Statement, the preliminary prospectus and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the management of GP LLC after due inquiry, threatened, to which any of the Partnership Entities or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such actions, suits, claims, investigations or proceedings that would not result in any judgments, decrees or orders having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby.
     (t) (i) Grant Thornton LLP are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board (“PCAOB”); (ii) KPMG LLP, whose reports on the consolidated financial statements of the Partnership and RIGS HPC are included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus or any free writing prospectus containing an audit report, are independent registered public accountants as required by the Securities Act and by the rules of the PCAOB; (iii) PricewaterhouseCoopers, whose reports on the consolidated financial statements of MEP are included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus or any free writing prospectus containing an audit report, are independent registered public accountants as required by the Securities Act and by the rules of the PCAOB; and (iv) Ernst & Young LLP, whose reports on the consolidated financial statements of LDH Energy Asset Holdings LLC are included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus or any free writing prospectus containing an audit report, are independent auditors as required under Rule 101 of the AICPA’s Code of Professional Conduct, and its interpretations and rulings.
     (u) The financial statements included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus, together with the related notes and schedules, present fairly the consolidated financial positions of the entities purported to be shown thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of such entities for the periods specified and have been prepared in all material respects in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent disclosed therein; all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus comply in all material respects with the requirements of the Securities Act (including, without limitation, Regulation S-X under the Securities Act) and the Exchange Act (including, without limitation, Regulation G under the Securities Act), Item 10 under Regulation S-K and Financial Accounting Standards Board Interpretation No. 46, and the assumptions used in the preparation of such pro forma financial statements and data are, in the judgment of the management of GP LLC, reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership Entities; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the preliminary prospectus or the Prospectus that are not included or incorporated by reference as required.
     (v) The Partnership Entities own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect.
     (w) Each of the Partnership Entities has, or at the Closing Date will have, all licenses, authorizations, consents and approvals of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus, subject to such qualifications as may be set forth in the Registration Statement, the preliminary prospectus and the Prospectus and except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership Entities is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permits, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     (x) At the Closing Date, each Operating Subsidiary will have good and indefeasible title to all real property (excluding easements or rights-of-way) and good and marketable title to all personal property described in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus as being owned by each of them, which real and personal property shall be free and clear of all liens, encumbrances, security interests, equities, charges or claims, except (i) as described, and subject to the limitations contained, in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus, (ii) that arise under or are expressly permitted by the Credit Agreement, or (iii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus. All the real and personal property described in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus as being held under lease by any of the Partnership Entities is held thereby under valid, subsisting and enforceable leases and with such exceptions as do not materially interfere with the use of such properties in the manner in which such properties are used in the business of the Partnership as described in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus.
     (y) At the Closing Date, each of the Partnership Entities will have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the preliminary prospectus, the Prospectus or any free writing prospectus or that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus, each of the Partnership Entities has, or at the Closing Date, following consummation of the transactions contemplated hereby will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments, individually or in the aggregate, that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (z) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (aa) None of the Partnership Entities is, or after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the preliminary prospectus and the Prospectus will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

     (bb) The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses as the Partnership deems reasonably adequate; such insurance insures against such losses and risks to an extent which is reasonably adequate in accordance with customary industry practice to protect the Partnership Entities and their businesses. All such insurance is fully in force on the date hereof and will be fully in force at the Closing Date.
     (cc) Except as disclosed in the Registration Statement, the preliminary prospectus and the Prospectus, the Partnership Entities have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement or any documents incorporated by reference therein, the preliminary prospectus, the Prospectus or any free writing prospectus, and no such termination or non-renewal has been threatened by the Partnership Entities or, to the knowledge of any Partnership Entity, any other party to any such contract or agreement.
     (dd) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s shares of capital stock or other ownership interests, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary of the Partnership, except as described in or contemplated by the preliminary prospectus and the Prospectus.
     (ee) The Issuers and the Guarantors taken as a whole are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.
     (ff) No Partnership Entity has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.
     (gg) All legal or governmental proceedings, affiliate transactions, off-

balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement, the preliminary prospectus and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.
     (hh) The Partnership has taken all necessary actions to ensure that the Partnership Entities and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the NASDAQ promulgated thereunder, including, but not limited to, establishing and maintaining and evaluating “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership is made known to the President and Chief Executive Officer of GP LLC and its Chief Financial Officer by others within the Partnership, the General Partner and GP LLC, and such disclosure controls and procedures are effective to perform the functions for which they were established; and such internal control over financial reporting has been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with generally accepted accounting principles.
     (ii) The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (jj) Except as described in the Registration Statement, the preliminary prospectus and the Prospectus, each of the Partnership Entities and its properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined herein), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the preliminary prospectus and the Prospectus, there are no past, present or, to the Issuers’ knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to any Partnership Entity under any Environmental Law or any actual or alleged release or threatened release or clean up at any location of any Hazardous Materials, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the preliminary prospectus and the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect, no Partnership Entity (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the knowledge of any Partnership Entity, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials. As used herein, “Environmental Law” means any federal, state or local laws or regulations relating to the protection of human health and safety and the environment, including those imposing liability or standards of conduct concerning any Hazardous Materials, and “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (kk) In the ordinary course of its business, the Partnership Entities conduct a periodic review of the effect of the Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).
     (ll) Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership Entities taken as a whole, (i) there is (A) no unfair labor practice complaint pending or, to the Issuers’ knowledge, threatened against any of the Partnership Entities, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Issuers’ or the Guarantors’ knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Issuers’ or the Guarantors’ knowledge, threatened against any of the Partnership Entities, (C) no union representation dispute currently existing concerning the employees of any of the Partnership Entities, (D) no current or past violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of any of the Partnership Entities and (E) to the Issuers’ knowledge, no union organizing activities are currently taking place concerning the employees of any of the Partnership Entities.
     (mm) Other than the underwriting discount pursuant to Section 2 of this Agreement, there is no broker, finder or other party that is entitled to receive from the Issuers any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
     (nn) None of the Partnership, the General Partner or GP LLC has, directly, or indirectly through any subsidiary, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of GP LLC, or to or for any family member or affiliate of any director or executive officer of GP LLC.
     (oo) Except as otherwise disclosed in the preliminary prospectus and the Prospectus, no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act as in effect July 20, 2010 (i) has imposed (or has informed the Issuers that it is considering imposing) any condition (financial or otherwise) on the Partnership’s retaining any rating assigned to the Partnership or any securities of the Partnership or (ii) has indicated to the Partnership that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Partnership or any securities of the Partnership.
     (pp) Except as disclosed in the preliminary prospectus and the Prospectus, the Issuers (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (qq) Any statistical and market-related data included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus or any free writing prospectus are based on or derived from sources that the management of GP LLC believes to be reliable and accurate, and the Issuers have obtained the written consent to the use of such data from such sources to the extent required.
     (rr) There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration

Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.
     (ss) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
     (tt) Neither GP LLC, the General Partner, the Partnership nor any of their Subsidiaries, nor any director, officer or employee, nor, to the Issuers’ or the Guarantors’ knowledge, any agent or representative of GP LLC, the General Partner, Partnership or of any of their Subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Partnership and its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (uu) The operations of the Partnership and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership and its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Issuers’ knowledge, threatened.
     (vv) (i) Neither GP LLC, the General Partner, the Partnership nor any of their Subsidiaries, nor any director, officer or employee thereof, nor, to the Issuers’ or the Guarantors’ knowledge, any agent or representative of the Partnership or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).
          (ii) The Issuers will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     (iii) For the past five (5) years, the Partnership and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     (ww) All material tax returns required to be filed by the Partnership Entities have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not have a Material Adverse Effect.
     2. Agreements to Sell and Purchase. The Issuers hereby agree to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Issuers the respective principal amounts of Notes set forth in Schedule III hereto opposite its name at the purchase price set forth in Schedule I hereto.
     3. Public Offering. The Issuers are advised by you that the

Underwriters propose to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Issuers are further advised by you that the Notes are to be offered to the public upon the terms set forth in the Prospectus.
     4. Payment and Delivery. Payment for the Notes shall be made to the Issuers in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for the Notes shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Notes registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Notes to the Underwriters duly paid.
     5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Partnership or any of the securities of the Partnership or in the rating outlook for the Partnership by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and
     (ii) there shall not have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendment or supplement thereto) that makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each Issuer, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Issuers and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that the Issuers and the Guarantors have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Underwriters shall have received on the Closing Date opinions of Latham & Watkins LLP, counsel for the Issuers, dated the Closing Date, substantially in the form of Exhibit A and Exhibit B hereto.
     (d) The Underwriters shall have received on the Closing Date an opinion of Lemle & Kelleher, L.L.P., Louisiana counsel for the Issuers, dated the Closing Date, substantially in the form of Exhibit C hereto.
     (e) The Underwriters shall have received on the Closing Date an opinion of Mayer Brown LLP, counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Time of Sale Prospectus and the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require.
     (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Grant Thornton LLP, KPMG LLP, PricewaterhouseCoopers and Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     6. Covenants of the Partnership. The Partnership covenants with each Underwriter as follows:
     (a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Until the completion of the public offer and sale of the Notes, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.
     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Issuers or the Guarantors and not to use or refer to any proposed free writing prospectus to which you reasonably object.
     (d) Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Notes may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however that neither the Issuers nor any Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (h) To make generally available to the Partnership’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Issuers’ counsel and the Issuers’ accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, (v) the cost of the preparation, issuance and delivery of the Securities, (vi) the costs and charges of any trustee, transfer agent, registrar or depositary, (vii) the costs and expenses of the Issuers relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Partnership hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.
     (j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Notes have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Notes to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.
     (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Partnership or warrants to purchase or otherwise acquire debt securities of the Partnership substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).
     (l) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.
     (m) Securities Act Compliance. Until the completion of the public offer and sale of the Notes, the Issuers shall promptly advise the Representative in writing (i) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (ii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any receipt by the Issuers of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Issuers shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Issuers will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment or will file an amendment to the Registration Statement and use their best efforts to have such amendment or declared effective as soon as practicable. Additionally, the Issuers agree that they shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Issuers under such Rule 424(b) were received in a timely manner by the Commission.
     (n) Exchange Act Compliance. Until the completion of the public offer and sale of the Notes, the Issuers will file all documents required to be filed with the Commission and the NASDAQ Global Market pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
     (o) Use of Proceeds. The Issuers shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of

Proceeds” in each of the Prospectus, the Time of Sale of Prospectus and any free writing prospectus.
     7. Covenants of the Underwriters. Each Underwriter severally covenants with the Partnership not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter.
     8. Indemnity and Contribution. (a) The Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Partnership in writing by such Underwriter through you expressly for use therein.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuers and the Guarantors, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Issuers or the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers and the Guarantors to such Underwriter, but only with reference to information furnished to the Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Partnership, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers and the Guarantors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Notes as set forth in the Prospectus. The relative fault of the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.
     (e) The Issuers and the Guarantors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Issuers and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Issuers and the Guarantors, their officers or directors or any person controlling the Issuers and (iii) acceptance of and payment for any of the Notes.
     9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v) makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting

Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule III bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to you and the Partnership for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership. In any such case either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters (other than for those reasons set forth in Section 9(i), (iii), (iv) or (v)), or any of them, because of any failure or refusal on the part of the Issuers and the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuers and the Guarantors shall be unable to perform their obligations under this Agreement, the Issuers and the Guarantors will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Partnership and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Notes.

     (b) The Issuers and the Guarantors acknowledge that in connection with the offering of the Notes: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Issuers and the Guarantors or any other person, (ii) the Underwriters owe the Issuers and the Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Issuers and the Guarantors. The Issuers and the Guarantors waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.
     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Partnership shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours, REGENCY ENERGY PARTNERS LP
By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President and Chief Executive Officer

REGENCY ENERGY FINANCE CORP.
By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President

Guarantors REGENCY GAS SERVICES LP
By:	Regency OLP GP LLC, its general partner

By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President

PUEBLO HOLDINGS, INC. PUEBLO MIDSTREAM GAS CORPORATION
By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President

[Signature Page to Underwriting Agreement]

CDM RESOURCE MANAGEMENT LLC FRONTSTREET HUGOTON LLC GULF STATES TRANSMISSION LLC PALAFOX JOINT VENTURE

By:	Regency Field Services LLC and Regency Gas Services LP, its venturers

REGENCY FIELD SERVICES LLC REGENCY GAS MARKETING LLC REGENCY GAS UTILITY LLC REGENCY HAYNESVILLE INTRASTATE GAS LLC REGENCY LIQUIDS PIPELINE LLC REGENCY MIDCONTINENT EXPRESS PIPELINE I LLC

By:	Regency Midcontinent Express LLC, its sole member

REGENCY MIDCONTINENT EXPRESS LLC REGENCY MIDSTREAM LLC REGENCY TEXAS PIPELINE LLC WGP-KHC, LLC

By:	Frontstreet Hugoton LLC, its sole member

ZEPHYR GAS SERVICES LLC

By:	Regency Gas Services LP, its sole member
By:	Regency OLP GP LLC, its general partner

By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President

REGENCY OLP GP LLC
By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof MORGAN STANLEY & CO. INCORPORATED Acting severally on behalf of itself and the several Underwriters named in Schedule III hereto
By:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ William Graham
	Name:	William Graham
	Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

SCHEDULE I

Manager:
Manager authorized to release lock-up under Section 6(k):	Morgan Stanley & Co. Incorporated

Manager authorized to appoint counsel under Section 8(c):	Morgan Stanley & Co. Incorporated

Indenture:	Indenture dated as of October 13, 2010 among the Issuers, the guarantors party thereto and the Trustee.

Trustee:	U.S. Bank National Association

Registration Statement File No.:	333-169901

Time of Sale Prospectus:	1. Base prospectus dated October 13, 2010 relating to the Shelf Securities

2. Preliminary prospectus supplement dated May 23, 2011 relating to the Securities

3. Free writing prospectus dated May 23, 2011 containing a description of terms filed by the Issuers under Rule 433 of the Securities Act

Notes to be purchased:	6 1/2% Senior Notes due 2021

Aggregate Principal Amount:	$500,000,000

Purchase Price:	98.25% of the principal amount of the Notes, plus accrued interest, if any, from May 23, 2011

Maturity:	July 15, 2021

Interest Rate:	6 1/2% per annum, accruing from May 23, 2011

Interest Payment Dates:	January 15 and July 15 commencing January 15, 2012

Schedule I-1

Closing Date and Time:	May 26, 2011; 9:00 a.m. (central time)

Closing Location:	Mayer Brown LLP 700 Louisiana St., Suite 3400 Houston, Texas 77002

Address for Notices to Underwriters:	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Facsimile: 212-761-4000
Attention: High Yield Syndicate Desk

Copy to:

Morgan Stanley & Co. Incorporated
Legal Department
1221 Avenue of the Americas
New York, New York 10020
Attention: High Yield Debt Coverage

Address for Notices to the Issuers:	Regency Energy Partners LP 2001 Bryan Street, Suite 3700 Dallas, TX 75201 Facsimile: 214-750-1749 Attention: Chief Legal Officer

Schedule I-2

SCHEDULE II

State or Other Jurisdiction of
Name of Guarantor	Incorporation or Formation
CDM Resource Management LLC	Delaware
FrontStreet Hugoton LLC	Delaware
Gulf States Transmission LLC	Louisiana
Palafox Joint Venture	Texas
Pueblo Holdings, Inc.	Delaware
Pueblo Midstream Gas Corporation	Texas
Regency Field Services LLC	Delaware
Regency Gas Marketing LLC	Delaware
Regency Gas Services LP	Delaware
Regency Gas Utility LLC	Delaware
Regency Haynesville Intrastate Gas LLC	Delaware
Regency Liquids Pipeline LLC	Delaware
Regency Midcontinent Express LLC	Delaware
Regency Midcontinent Express Pipeline I LLC	Delaware
Regency Midstream LLC	Delaware
Regency OLP GP LLC	Delaware
Regency Texas Pipeline LLC	Delaware
WGP-KHC LLC	Delaware
Zephyr Gas Services LLC	Delaware

Schedule II-1

SCHEDULE III

Principal Amount
Underwriter	of Securities To Be Purchased
Morgan Stanley & Co. Incorporated	$125,000,000.00
RBS Securities Inc.	$85,000,000.00
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$50,000,000.00
Credit Suisse Securities (USA) LLC	$50,000,000.00
J.P. Morgan Securities LLC	$50,000,000.00
Wells Fargo Securities, LLC	$50,000,000.00
Deutsche Bank Securities Inc.	$25,000,000.00
SunTrust Robinson Humphrey, Inc.	$25,000,000.00
Comerica Securities, Inc.	$10,000,000.00
Natixis Bleichroeder LLC	$10,000,000.00
Scotia Capital (USA) Inc.	$10,000,000.00
U.S. Bancorp Investments, Inc.	$10,000,000.00

Total	$500,000,000.00

Schedule III-1

EXHIBIT A
Form of Legal Opinion of Latham & Watkins LLP
     Opinion of counsel for the Issuers and the Guarantors to be delivered pursuant to Section 5(c) of the Underwriting Agreement.
     1. Each of the Issuers and the Delaware Guarantors is a corporation, limited liability company or limited partnership, as applicable, under the laws of the State of Delaware with corporate, limited liability company or limited partnership power and authority, as applicable, to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus, the document that the Issuers have identified as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Securities Act) and that is described on Exhibit A (the “Specified IFWP”) and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that each of the Issuers and the Delaware Guarantors is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the States set forth opposite their respective names on Annex B.
     2. The Texas Corporate Guarantor is a corporation under the laws of the State of Texas with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus, the Specified IFWP and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Texas Corporate Guarantor is validly existing and in good standing under the laws of the State of Texas and is qualified to do business in the States set forth opposite its name on Annex B.
     3. The execution, delivery and performance of the Underwriting Agreement has been duly authorized by all necessary corporate, limited liability company and limited partnership action, as applicable, of each Issuer and each Guarantor, other than Gulf States Transmission LLC (the “Specified Guarantors”), and the Underwriting Agreement has been duly executed and delivered by each Issuer and each Specified Guarantor.
     4. The Indenture has been duly authorized by all necessary corporate, limited liability company and limited partnership action, as applicable, of each Issuer and Specified Guarantor, has been duly executed and delivered by each Issuer and Specified Guarantor, and is the legally valid and binding agreement of each Issuer and Guarantor, enforceable against each Issuer and Guarantor in accordance with its terms.

Exhibit A-1

     5. The Notes have been duly authorized by all necessary corporate and limited partnership action, as applicable, of each Issuer and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of each Issuer, enforceable against each Issuer in accordance with their terms.
     6. The Guarantees have been duly authorized by all necessary corporate, limited liability company and limited partnership action, as applicable, of each Specified Guarantor, and, when executed and issued in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their terms.
     7. Other than Edwards Lime Gathering, LLC, a Texas limited liability company, of which the Partnership owns 60% of the outstanding limited liability company interests, RIGS Haynesville Partnership Co., a Delaware partnership, of which the Partnership owns 49.99% of the outstanding partnership interests, Midcontinent Express Pipeline LLC, a Delaware limited liability company, of which the Partnership owns 49.9% of the outstanding limited liability company interests, and Lone Star NGL LLC, a Delaware limited liability company, of which the Partnership owns 30% of the outstanding limited liability company interests, the Partnership owns 100% of the outstanding partnership interests, limited liability company interests or capital stock, as the case may be, in Regency Finance and each of the Specified Guarantors free and clear of all liens, encumbrances and security interests (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware and (ii) otherwise known to us, without independent investigation, other than, in each case, those created by or arising under the DRULPA or DLLCA or contained in the applicable partnership or limited liability company agreement of any such entity that is a limited partnership or limited liability company and those created to secure indebtedness, interest or other obligations under that certain Fifth Amended and Restated Credit Agreement, effective as of March 4, 2010 (as amended), by and among Regency Gas Services LP, as borrower, the Partnership and the other guarantors named therein and the lenders party thereto.
     8. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”).
     9. The execution and delivery of the Underwriting Agreement by the Issuers and the Specified Guarantors, and the issuance and sale of the Notes by

Exhibit A-2

the Issuers to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:
     i. violate the Governing Documents; or
     ii. result in the breach of or a default under any of the Specified Agreements; or
     iii. violate any federal, New York or Texas statute, rule or regulation applicable to the Issuers and the Specified Guarantors or the DGCL, DLLCA or the DRULPA; or
     iv. require any consents, approvals, or authorizations to be obtained by the Issuers from, or any registrations, declarations or filings to be made by the Issuers with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to the Issuers and the Specified Guarantors or the DGCL, DLLCA or DRULPA on or prior to the date hereof that have not been obtained or made.
     10. The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on May 26, 2011, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act, and the Specified IFWP has been filed in accordance with Rule 433(d) under the Act.
     11. The Registration Statement at May 23, 2011, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to the Trustee’s Form T-1 under the TIA, Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.
     12. The statements in the Preliminary Prospectus, the Specified IFWP and the Prospectus under the captions “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Notes, the Guarantees or the

Exhibit A-3

Indenture, and under the caption “Description of Other Indebtedness,” insofar as they purport to describe or summarize certain provisions of the documents referred to therein, are accurate descriptions or summaries in all material respects.
     13. Each Issuer and Guarantor is not, and immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit A-4

EXHIBIT B
Form of Tax Opinion of Latham & Watkins LLP
The statements in the Preliminary Prospectus and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

Exhibit B-1

EXHIBIT C
Form of Legal Opinion of Lemle & Kelleher, L.L.P.
     Opinion of Louisiana counsel for the Issuers and the Guarantors to be delivered pursuant to Section 5(d) of the Underwriting Agreement.
     1. Gulf States Transmission Corporation, a Delaware corporation (“Gulf States Corporation”), was duly converted to a limited liability company, Gulf States Transmission Corporation’s name was duly changed to Gulf States Transmission LLC, a Louisiana limited liability company (“Gulf States”), and Gulf States is validly existing in good standing as a limited liability company under the laws of Louisiana.
     2. The Underwriting Agreement has been duly authorized, executed and delivered by Gulf States pursuant to the Regency OLP GP LLC consent dated as of May 23, 2011 (the “Regency OLP GP Consent”).
     3. The Indenture has been duly authorized, executed and delivered by Gulf States pursuant to the Regency OLP GP Consent.
     4. The Notation of Guarantee has been duly authorized, executed and delivered by Gulf States pursuant to the Regency OLP GP Consent.
     5. Gulf States is a wholly owned subsidiary of Regency Gas Services LP, a Delaware limited partnership (“Regency Gas”). The Gulf States limited liability company interests owned by Regency Gas are free and clear of all liens, encumbrances or security interests (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Regency Gas as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to us, without independent investigation, other than those created to secure indebtedness, interest or other obligations under that certain Fifth Amended and Restated Credit Agreement, effective as of March 4, 2010 (as amended), by and among Regency Gas, as borrower, the Partnership and the other guarantors named therein and the lenders party thereto, as perfected by the filing of a Uniform Commercial Code Financing Statement on March 2, 2010 naming Regency Gas as debtor and naming Wachovia Bank, National Association, as Collateral Agent, as the secured party under Initial Filing # 2010 0696298 of the records of the Secretary of State of the State of Delaware.
     6. The execution, delivery and performance of the Underwriting Agreement by Gulf States, the consummation of the transactions contemplated thereby, the execution, delivery and performance of the Indenture and the Notation of Guarantee by Gulf States or the consummation of the transactions contemplated thereby (A) do not or will not require any consents, approvals or authorizations by Gulf States from, or any

Exhibit C-1

registrations, declarations or filings to be made by Gulf States with, any governmental authority under any federal or Louisiana statute, rule or regulation applicable to Gulf States on or prior to the date hereof that have not been obtained or made, (B) do not or will not constitute a violation of the organizational documents of Gulf States, or (C) do not or will not result in any violation of the Louisiana Business Corporation Law, the other laws of the State of Louisiana or federal law.

Exhibit C-2